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                                                                   Exhibit 10(a)


                              EMPLOYMENT AGREEMENT



         EMPLOYMENT AGREEMENT (the "Agreement"), dated May 11, 1999, to become effective on May 13, 1999 (the "Effective Date"), by and between The Dial Corporation, a Delaware corporation (the "Company"), and Malcolm Jozoff (the "Executive").

         WHEREAS, the Executive currently serves as Chairman, President and Chief Executive Officer of the Company;

         WHEREAS, the Executive's current employment agreement with the Company is scheduled to expire on May 12, 1999; and

         WHEREAS, the parties desire to enter into a new employment agreement specifying the terms and conditions of the Executive's continued employment with the Company.

         NOW, THEREFORE, in consideration of the premises and the respective covenants and agreements of the parties herein contained, and intending to be legally bound hereby, the parties agree as follows:

         1. Employment. The Company hereby agrees to employ the Executive, and the Executive hereby agrees to serve the Company, on the terms and conditions set forth herein.

         2. Term. The term of employment of the Executive by the Company hereunder shall be for a period commencing on the Effective Date of this Agreement and ending February 1, 2002 (the "Term"). Upon completion of the Term, Executive shall be treated as a "retiree" under all of the Company's plans, programs, and grants.

         3. Nature of Duties. The Executive shall serve as Chairman, President and Chief Executive Officer of the Company and, subject to the direction of the Company's Board of Directors (the "Board"), shall have full authority for management of the Company and all of its operations, financial affairs, facilities and investments, provided that (a) the Board may at any time designate another person to serve as President of the Company and (b) the Board may at any time after July 31, 2001 designate another person to serve as Chief Executive Officer of the Company. The Executive shall serve as a member of the Board, shall act as the duly authorized representative of the Board and shall be an ex officio member of all committees of the Board. The Executive shall devote substantially all of his working time and efforts to the business and affairs of the Company, provided that the Executive shall be free to serve as a director or officer or both of such not-for-profit corporations as he may desire, to join and participate in such committees for community or national affairs as he may select and to join and serve on business corporation boards of directors, so long as such activities do not significantly interfere with the performance of the Executive's duties hereunder and, in the case
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of public business corporation boards of which the Executive was not a member when he executed this Agreement, only with the prior approval of the Board.

         4. Place of Performance. The Executive shall be based at the principal executive offices of the Company in the city of Scottsdale, Arizona, except for required business travel.

         5. Compensation and Related Matters.

            (a) Base Salary. During the Executive's employment hereunder, the Company shall pay to the Executive an annual base salary of $700,000 ("Base Salary"), such Base Salary to be paid in conformity with the Company's policies relating to salaried employees. The Executive shall be eligible for periodic salary increases as determined in the sole discretion of the Executive Compensation Committee of the Board (the "Committee"). Unless increased by the Committee in its sole discretion, the Base Salary shall apply for each year during the term of this Agreement. Once increased, the increased amount shall thereafter be the Base Salary hereunder.

            (b) Bonus. In each fiscal year, the Executive shall be eligible to participate in such bonus programs as are available to senior executives of the Company. The terms and conditions of such bonus opportunities shall be established by the Committee; provided, however, that the aggregate targeted payout level for achievement of the Executive's annual incentive performance objectives shall be no less than 70% of the Executive's Base Salary (for this purpose, the Base Salary shall be the Executive's actual base earnings for the performance period to which such bonus opportunity pertains).

            (c) Stock Options. The Executive shall be eligible for annual grants of stock options as determined in the sole discretion of the Committee, subject to such terms and conditions as the Committee deems appropriate.

            (d) Pension Benefit. The Executive shall be entitled to receive employment credit towards retirement under the Company's defined benefit pension plans equal to 2.5 years for each one year employed (pro rata for partial years) with the Company, provided that (i) Executive remains employed with the Company until February 1, 2002, or (ii) Executive's employment with the Company is terminated other than (A) by the Company for "Cause" or (B) by the Executive without "Good Reason" (as such terms are defined below). If the Executive's employment with the Company is terminated either by the Company for Cause or by the Executive without Good Reason prior to February 1, 2002, the Executive shall receive employment credit towards retirement equal to 2.0 years for each one year employed (pro rata for partial years) with the Company. In either event, such employment credit towards retirement shall be credited retroactively to May 13, 1996 and through the date of termination of the Executive's employment.

            (e) Other Benefits. During the Executive's employment hereunder, the Executive (i) shall be entitled to participate in all employee benefit plans, which are generally available to the Company's senior executive employees of a comparable level (subject to, and on a basis consistent with, the terms, conditions and overall administration of


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such plans, programs and arrangements); and (ii) shall receive pension benefits, supplemental executive retirement benefits, health insurance programs, executive medical benefits, fitness programs, life insurance, accidental death and dismemberment benefits, vacation time, reimbursement of club membership expenses, perquisites and other fringe benefits which are generally available to other executives of the Company. In addition, Executive shall be entitled to the use of a Company automobile and a Company paid country club membership.

            (f) Insurance; Indemnification.

                (i) While employed by the Company and thereafter while the Executive could have any liability, the Executive shall be named as an insured party in any liability insurance policy (including any director and officer liability policy) maintained by the Company for its directors and/or senior executive officers. In addition, the Company shall, as set forth in its respective charter and/or bylaws, or in a separate indemnification agreement, indemnify the Executive to the fullest extent permitted under Delaware law.

                (ii) The Company shall also indemnify the Executive, to the extent permitted by law, with respect to public service activities and not-for-profit board membership he undertakes in accordance with Section 3.

            (g) Expenses. The Executive shall be entitled to receive prompt reimbursement for all reasonable and customary travel and business expenses he incurs (including, when the Executive deems necessary, expenses incurred with respect to his spouse) in connection with the Executive's employment hereunder, provided that such expenses are accounted for in accordance with the policies and procedures established by the Company.

            (h) Change of Control. The Company has executed and entered into a separate agreement with the Executive dated May 11, 1999, providing for employment terms and severance compensation upon a "change of control" of the Company (the "Change of Control Agreement"). In the event a "change of control" occurs (as defined therein), the Change of Control Agreement shall supercede this Agreement, except for Sections 5(d) and 5(f)(i) which shall continue in full force and effect.

Without inference as to any other section of this Agreement, Sections 5(d), 5(f)(i) and 5(h) shall survive any termination of this Agreement or Executive's employment with the Company.

         6. Termination.

            (a) By the Company. The Company may terminate Executive's employment under this Agreement at any time for any of the following reasons:

                (i) Disability. The Executive, by reason of physical or mental illness, shall have been unable to perform the material duties to be rendered by him hereunder for a consecutive period of 180 days.



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                (ii) Death. Upon the Executive's death, this Agreement shall automatically terminate.

                (iii) For Cause. The Board may terminate the Executive's employment for Cause by a majority vote (excluding the Executive) as evidenced by action recorded in the official minutes of a duly held Board meeting. For purposes of this Agreement, "Cause" shall exist after the occurrence of any of the following:

                           (A) the Executive's conviction of, or plea of nolo contendere to, any felony (other than vicarious liability which results solely from Executive's position as Chief Executive Officer, provided that Executive did not know, or should not have known, of any act or failure to act upon which such conviction or plea is based, or knew, but acted on the advice of counsel);

                           (B) the Executive's willful misconduct with regard to the Company having a material and demonstrable adverse effect on the Company;

                           (C) the Executive's willful failure to attempt to perform the services to be rendered by the Executive hereunder (except in the event of the Executive's disability) after receipt of written notice from the Board and a reasonable opportunity for the Executive to cure such willful non-performance; or

                           (D) the Executive's failure to attempt to adhere to, or take affirmative steps to carry out, any legal and proper directive of the Board, after receipt of written notice from the Board and a reasonable opportunity to cure such non-adherence or failure to attempt to act.

The termination of Executive's employment shall not be deemed to be for Cause unless and until there shall have been delivered to the Executive a copy of a resolution duly adopted by the affirmative vote of not less than three-quarters of the entire membership of the Board at a meeting of the Board called and held for such purpose (after reasonable notice is provided to the Executive and the Executive is given an opportunity, together with counsel, to be heard before the Board), finding that, in the good faith opinion of the Board, the Executive is guilty of the conduct described in subparagraph (A), (B), (C) or (D) above, and specifying the particulars thereof in detail.

For purposes of this Agreement, no act, or failure to act, on Executive's part shall be considered "willful" unless done, or omitted to be done, by Executive in bad faith and without reasonable belief that Executive's act or failure to act was in the Company's best interests. Any


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act, or failure to act, based upon authority granted pursuant to a duly adopted
Board resolution or the advice of counsel shall be conclusively presumed to be done, or omitted to be done, by Executive in good faith and in the Company's best interests.

                (iv) Without Cause. The Board may terminate the Executive's employment without Cause by a majority vote (excluding the Executive) as evidenced by action recorded in the official minutes of a duly held Board meeting. Upon a termination without Cause pursuant to this Section 6(a)(iv), the Executive shall receive severance payments in accordance with Section 6(c)(i) hereof.

            (b) By the Executive. The Executive may terminate his employment under this Agreement:

                (i) at any time, provided that the Executive must give the Company no less than 90 days written notice prior to the effective date of such termination, unless such termination is pursuant to Section 6(b)(ii) below or the Company elects to waive or reduce such notice requirement; or

                (ii) at any time for Good Reason after the Executive's submission of written notice to the Company specifying the grounds constituting Good Reason and a reasonable opportunity for the Company to cure such grounds. For purposes of this Agreement, termination for "Good Reason" shall mean termination of the Executive's employment at his initiative following the occurrence without the Executive's written consent of any of the following:

                           (A) any diminution in the Executive's title or position or material diminution in authority, duties or responsibilities as set forth in (or as adjusted in accordance with)
                                    Section 3 hereof;

                           (B)      the assignment of any duties or
                                    responsibilities to the Executive that are not commensurate with the Executive's title, authority or position as set forth in (or as adjusted in accordance with) Section 3 hereof;

                           (C) a decrease in Base Salary or a decrease in the Executive's target annual incentive below 70% of Base Salary;

                           (D) the relocation of the Executive more than 35 miles from the Company's Scottsdale, Arizona headquarters;

                           (E) any material breach of this Agreement by the Company after written notice from the Executive



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                                    and a reasonable opportunity for the Company
                                    to cure such breach; or

                           (F) the Company's non-renewal of the Change of Control Agreement.

            (c) Severance Payments Upon Termination.

                  (i) Without Cause or for Good Reason. Upon a termination of the Executive's employment by the Company without Cause or by the Executive for Good Reason, the Executive shall be entitled to receive (A) accrued but unpaid Base Salary through the date of termination, all earned but unpaid incentive awards, and any other accrued benefits in accordance with the Company's applicable plans and programs as pertains to senior executive officers; (B) welfare benefits generally available to other senior executive officers of the Company (including health insurance programs, executive medical benefits, fitness programs, life insurance, accidental death and dismemberment expenses, reimbursement of club membership expenses, perquisites and other fringe benefits) until the later of the remaining term of this Agreement or one year following termination of the Executive's employment; and (C) 24 monthly payments commencing upon termination of the Executive's employment equal in the aggregate to the greater of (1) Base Salary for the remaining term of this Agreement or
(2) the sum of one year's Base Salary plus one year's target annual incentive award. In addition, the Executive shall be treated as a "retiree" with respect to his outstanding stock options and his participation in the Company's annual incentive plan and supplemental retirement plan.

                (ii) Other Terminations. Upon a termination of the Executive's employment for any other reason not described in Section 6(c)(i) hereof, the Executive shall be entitled to receive accrued but unpaid Base Salary through the date of termination, all earned but unpaid incentive awards, and any other accrued benefits in accordance with the Company's applicable plans and programs as pertains to senior executive officers.

         7. Confidentiality; Cooperation with Regard to Litigation; Non-disparagement.

            (a) While employed by the Company and thereafter, the Executive shall not, without the prior written consent of the Company, disclose to anyone (except in good faith in the ordinary course of business to a person who will be advised by the Executive to keep such information confidential) or make use of any Confidential Information (as defined below) except in the performance of his duties hereunder, or when required to do so by legal process by any governmental agency having supervisory authority over the business of the Company or by any administrative or legislative body (including a committee thereof) or judicial authority that requires him to divulge, disclose or make accessible such Confidential Information. In the event that the Executive is so ordered, he shall give prompt written notice to the Company to allow the Company the opportunity to object to or otherwise resist such order.

            (b) "Confidential Information" shall mean all information concerning the business of the Company or any Subsidiary (as defined below) relating to any of their products, product development, trade secrets, customers, suppliers, finances, and business

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plans and strategies. Excluded from the definition of Confidential Information is information (i) that is or becomes part of the public domain, other than through the breach of this Agreement by the Executive or (ii) regarding the Company's business or industry properly acquired by the Executive in the course of his career as an executive in the Company's industry and independent of the Executive's employment by the Company. For this purpose, information known or available generally within the trade or industry of the Company or any Subsidiary shall be deemed to be known or available to the public.

            (c) "Subsidiary" shall mean any corporation controlled directly or indirectly by the Company.

            (d) While employed by the Company and thereafter, the Executive agrees to cooperate with the Company by making himself reasonably available to testify on behalf of the Company or any Subsidiary in any action, suit, or proceeding, whether civil, criminal, administrative, or investigative, and to assist the Company or any Subsidiary in any such action, suit, or proceeding by providing information and meeting and consulting with the Board or its representatives or counsel, or representatives or counsel to the Company or any Subsidiary, as reasonably requested with regard to matters that relate to the Executive's employment period as an officer of the Company; provided, however, that the same does not materially interfere with the Executive's then current professional activities, involve a conflict between the Executive and the Company or would cause a violation of any court order or governmental requirement. The Company agrees to reimburse the Executive, on an after-tax basis, for all reasonable expenses actually incurred in connection with his provision of testimony or assistance, including reasonable legal fees.

            (e) While employed by the Company and thereafter, the Executive agrees that he will not make public statements or representations, or otherwise communicate, directly or indirectly, in writing, orally, or otherwise, or take any action (except as Executive reasonably believes is necessary in the course of performing his duties) which may, directly or indirectly, disparage the Company or any Subsidiary or their respective officers, directors, employees, advisors, businesses or reputations. The Company agrees that, while the Executive is employed by the Company and thereafter, the Company will not make statements or representations, or otherwise communicate, directly or indirectly, in writing, orally, or otherwise, or take any action which may, directly or indirectly, disparage the Executive or his business or reputation. Notwithstanding the foregoing, nothing in this Agreement shall preclude either the Executive or the Company from making truthful statements or disclosures that are required by applicable law, regulation or legal process.

         8. Non-competition.

            (a) While employed by the Company and for a period of 24 months thereafter (the "Restricted Period"), the Executive shall not engage in Competition with the Company or any Subsidiary. "Competition" shall mean engaging in any activity, except as provided below, for a Competitor of the Company or any Subsidiary, whether as an employee, consultant, principal, agent, officer, director, partner, shareholder (except as a less than three percent shareholder of a publicly traded company) or otherwise (together "Employment"). A "Competitor" shall mean any corporation or other entity which derives at least 15% or more of


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its revenues from the conduct of business which competes, directly or indirectly, with the business conducted by the Company, as determined on the date of termination of the Executive's employment. If the Executive commences Employment with any entity that is not a Competitor at the time the Executive initially becomes employed or becomes a consultant, principal, agent, officer, director, partner, or shareholder of the entity, future activities of such entity shall not result in a violation of this provision unless (i) such activities were contemplated by the Executive at the time the Executive initially commenced Employment or (ii) the Executive commences directly or indirectly overseeing or managing the activities of an entity which becomes a Competitor during the Restricted Period, which activities are competitive with the activities of the Company or Subsidiary. In addition, the Executive may be employed by, or otherwise associated with, noncompeting portions of the competing entity so long as he does not directly or indirectly oversee, manage or contribute to the competing activities of the Competitor. The Executive shall not be deemed to be indirectly overseeing, managing or contributing to the Competitor's activities which are competitive with the activities of the Company or Subsidiary so long as he does not participate in any discussions with regard to the conduct of, or take any act intended to facilitate the success of, the competing business.

            (b) Notwithstanding the foregoing Section 8(a), in the event the Executive desires to accept Employment with a Competitor which, in the Executive's reasonable judgment, competes with an insignificant portion of the business conducted by the Company or Subsidiary, the Executive shall have the right, prior to accepting such Employment, to submit a written request to the Company for a limited waiver of the Company's right to enforce the provisions of this Section 8. If the Company determines, in its good faith reasonable judgment, that the Executive's proposed Employment with the Competitor would not result in more than an insignificant level of competition with the business conducted by the Company or Subsidiary at either the time such request is made or in the then foreseeable future, the Company shall grant the Executive the requested waiver.

The Executive's compliance with the non-competition provisions of this Section 8 shall be deemed compliance with any other non-competition provision agreed to between the Executive and the Company, including but not limited to any stock option or equity grants.

         9. Non-solicitation. During the Restricted Period, the Executive shall not induce employees of the Company or any Subsidiary to terminate their employment, nor shall the Executive solicit or encourage any corporation or other entity in a joint venture relationship, directly or indirectly, with the Company or any Subsidiary, to terminate or diminish their relationship with the Company or any Subsidiary or to violate any agreement with any of them. During such period, the Executive shall not hire, either directly or through any employee, agent or representative, any employee of the Company or any Subsidiary or any person who was employed by the Company or any Subsidiary within 90 days of such hiring.

         10. Remedies. If the Executive materially breaches any of the provisions contained in Sections 7, 8 or 9 above, the Company (a) shall have the right to immediately terminate all remaining severance payments and benefits due under Section 6(c) of this Agreement and (b) shall have the right to seek injunctive relief. The Executive acknowledges that such a breach of Sections 7, 8 or 9 would cause irreparable injury and that money damages would not provide an adequate remedy for the Company; provided, however, the


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foregoing shall not prevent the Executive from contesting the issuance of any such injunction on the ground that no violation or threatened violation of Sections 7, 8 or 9 has occurred.

         11. Notices. For purposes of this Agreement, notices, demands and all other communications provided for in this Agreement shall be given in writing and shall be deemed to have been duly given when delivered or mailed by United States certified or registered mail, return receipt requested, postage prepaid, addressed as follows:

         If to the Company:

                  The Dial Corporation
                  15501 North Dial Boulevard
                  Scottsdale, Arizona 85260-1619
                  Attention: General Counsel

         If to the Executive:

                  Malcolm Jozoff
                  Chairman, President and Chief Executive Officer
                  The Dial Corporation
                  15501 North Dial Boulevard
                  Scottsdale, Arizona 85260-1619

         cc:      Michael S. Sirkin, Esq.
                  Proskauer Rose LLP
                  1585 Broadway
                  New York, NY 10036

or to such other address as any party may have furnished to the other in writing in accordance herewith, except that notices of change of address shall be effective only upon receipt.

         12. No Mitigation, No Offset. In the event of any termination of employment, the Executive shall be under no obligation to seek other employment, and amounts due the Executive under this Agreement shall not be offset by any remuneration attributable to any subsequent employment that he may maintain other than substantially comparable welfare benefits provided by a new employer.

         13. Resolution of Disputes. Any controversy or claim arising out of or relating to this Agreement or any breach or asserted breach hereof or questioning the validity and binding effect hereof arising under or in connection with this Agreement, other than seeking injunctive relief under
Section 10, shall be resolved by binding arbitration, to be held at an office closest to the Company's principal offices in accordance with the rules and procedures of the American Arbitration Association. Judgment upon the award rendered by the arbitrator(s) may be entered in any court having jurisdiction thereof. If the Executive prevails in any such dispute with the Company, all reasonable attorneys' fees, disbursements and costs of the arbitration shall be promptly reimbursed to the Executive by the Company.


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         14. Miscellaneous. No provision of this Agreement may be modified, waived or discharged unless such waiver, modification or discharge is agreed to in writing signed by the Executive and such officer of the Company as may be specifically designated by the Board. No waiver by either party hereto at any time of any breach by the other party hereto of, or compliance with, any conditions or provisions of this Agreement to be performed by such other party shall be deemed a waiver of similar or dissimilar provisions or conditions at the same time or at any prior or subsequent time. No agreements or representations, oral or otherwise, express or implied, with respect to the subject matter hereof have been made by either party which are not set forth expressly in this Agreement. The validity, interpretation, construction and performance of this Agreement shall be governed by the laws of the State of Arizona without regard to its conflicts of law principles. This Agreement shall be binding upon and shall inure to the benefit of the Executive and his estate and the Company and any successor thereto, but neither this Agreement nor any rights arising hereunder may be assigned or pledged by the Executive, except to the extent permitted under the terms of the benefit plans in which the Executive participates.

         15. Death of Executive. In the event that the Executive dies before receipt of any or all payments to which the Executive has become entitled hereunder, the balance of all such payments shall continue to be paid in accordance with the terms hereof to the Executive's estate.

         16. Validity. The invalidity or unenforceability of any provision or provisions of this Agreement shall not affect the validity or enforceability of any other provision of this Agreement, which shall remain in full force and effect.

         17. Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed to be an original but all of which together shall constitute one and the same instrument.

         18. Severability. In the event that any provision or portion of this Agreement shall be determined to be invalid or unenforceable for any reason, in whole or in part, the remaining provisions of this Agreement shall be unaffected thereby and shall remain in full force and effect to the fullest extent permitted by law.


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            19. Entire Agreement. This Agreement constitutes the entire agreement and understanding with respect to the employment of the Executive by the Company.

                  IN WITNESS WHEREOF, the parties have executed this Agreement as of the date and year first above written.



                                      The Dial Corporation






                                      By: /s/ Michael T. Riordan
                                          --------------------------------------
                                          Michael T. Riordan
                                          Chairman of the Executive Compensation
                                          Committee

                                      /s/ Malcom Jozoff
                                      ------------------------------------------
                                      Malcom Jozoff


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